As filed with the Securities and Exchange Commission on February 21, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Silicon Graphics International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0047154 (I.R.S. Employer Identification No.)
46600 Landing Parkway
Fremont, California 94538
(510) 933-8300
(Address of Principal Executive Offices)

2005 Equity Incentive Plan
2005 Employee Stock Purchase Plan
(Full Title of the Plan)
______________________________________________________________

Jennifer W. Pileggi, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Silicon Graphics International Corp.
46600 Landing Parkway, Fremont, California 94538
(510) 933-8300
(name, address and telephone number, including area code of agent for service)

_____________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable under the 2005 Equity Incentive Plan	886,075	$15.17	$13,441,758	$1,833
Common Stock, $0.001 par value per share, issuable under the 2005 Employee Stock Purchase Plan	51,653	$15.17	$783,576	$107
Total	937,728 shares	$15.17	$14,225,334	$1,940

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Common Stock of Silicon Graphics International Corp. (the “Registrant”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on February 13, 2013, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by Silicon Graphics International Corp. (the “Registrant”) pursuant to General Instruction E of Form S-8 for the purpose of registering an additional (a) 886,075 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2005 Equity Incentive Plan and (b) 51,653 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2005 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission, File Nos. 333-125760, 333-132564, 333-135677, 333-140994, 333-150102, 333-160464, 333-165847, 333-173210 and 333-180205, which relate to the Registrant's 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan, are incorporated herein by reference.

PART II

INFORMATION REQURIED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Exhibit Title
4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Amended and Restated Bylaws. (2)
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1	2005 Equity Incentive Plan. (3)
99.2	2005 Employee Stock Purchase Plan. (4)
99.3	Statements of Total Comprehensive Loss.

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 12, 2005.
(2) Incorporated herein by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008.
(3) Incorporated by reference to Exhibit 10.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 2012 filed with the Securities and Exchange Commission on September 10, 2012.
(4) Incorporated by reference to Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 2012 filed with the Securities and Exchange Commission on September 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 21st day of February, 2013.

Silicon Graphics International Corp.

/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jorge L. Titinger and Jennifer W. Pileggi, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jorge L. Titinger	President and Chief Executive Officer, Director	February 21, 2013
Jorge L. Titinger	(Principal Executive Officer)

/s/ Robert J. Nikl	Chief Financial Officer	February 21, 2013
Robert J. Nikl	(Principal Financial Officer)

/s/ Mekonnen Asrat	Vice President, Corporate Controller and	February 21, 2013
Mekonnen Asrat	Principal Accounting Officer

/s/ Ronald D. Verdoorn	Chairman of the Board	February 21, 2013
Ronald D. Verdoorn

/s/ Charles M. Boesenberg	Director	February 21, 2013
Charles M. Boesenberg

/s/ Gary A. Griffiths	Director	February 21, 2013
Gary A. Griffiths

/s/ General Michael W. Hagee	Director	February 21, 2013
General Michael W. Hagee

/s/ Douglas R. King	Director	February 21, 2013
Douglas R. King

Director
Hagi Schwartz

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Amended and Restated Bylaws. (1)
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1	2005 Equity Incentive Plan. (3)
99.2	2005 Employee Stock Purchase Plan. (4)
99.3	Statements of Total Comprehensive Loss.

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 12, 2005.
(2) Incorporated herein by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008.
(3) Incorporated by reference to Exhibit 10.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 2012 filed with the Securities and Exchange Commission on September 10, 2012.
(4) Incorporated by reference to Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 2012 filed with the Securities and Exchange Commission on September 10, 2012.